EXHIBIT 5.1

                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                                                       June 10, 1999

Engle Homes, Inc.
123 N.W. 13th Street
Boca Raton, Florida  33432

Ladies and Gentlemen:

         We have acted as special counsel to Engle Homes, Inc., a Florida corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's 9 1/4% Series C Senior Notes due 2008 (the "Exchange Notes") for an equal principal amount of the Company's outstanding 9 1/4% Series B Senior Notes due 2008 (the "Old Notes"). The Exchange Notes will be guaranteed (the "Guarantees") by the Guarantors (as defined).

         The Old Notes were issued, and the Excange Notes will be issued, pursuant to an Indenture (the "Indenture") dated as of June 12, 1998, by and among the Company, certain subsidiaries of the Company party thereto (the "Guarantors") and American Stock Transfer & Trust Company, as Trustee (the "Trustee").

         In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Indenture; (c) the form of the Exchange Notes; (d) the form of the Guarantees; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         In our examinations of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Based upon the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Exchange Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Registration Statement and authenticated by the Trustee or an authenticating agent appointed by the Trustee in



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accordance with the terms of the Indenture, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms;
and

         2. The Guarantees, when duly executed and delivered by or on behalf of the Guarantors in the form contemplated by the Indenture upon the terms set forth in the Registration Statement, will be legally issued and valid and binding obligations of the Guarantors enforceable in accordance with their terms;

except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject, in each case, to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the States of Florida and New York, as applicable, but the inclusion of such provision does not affect the validity of the Exchange Notes or the Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby.

         We are qualified to practice law in the State of Florida and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America. In rendering our opinions with respect to the Exchange Notes and the Guarantees, we have assumed with your permission, and without independent investigation, that the applicable laws of the State of New York are identical in all relevant respects to the substantive laws of the State of Florida. We express no opinion and make no representation with respect to the law of any other jurisdiction.

         This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                  Sincerely,

                                  /s/ GREENBERG TRAURIG, P.A.

                                  GREENBERG TRAURIG, P.A.